Exhibit 13.2

Chief Financial Officer Certification

Pursuant to 18 U.S.C. Section 1350

The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge, the Annual Report on Form 20-F for the year ended December 31, 2021 of Deutsche Bank Aktiengesellschaft fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that, to his knowledge, the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Deutsche Bank Aktiengesellschaft.

Date: March 11, 2022

/s/ James von Moltke
James von Moltke
Member of the Management Board
Chief Financial Officer